UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 20, 2009

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 764-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

As previously disclosed in a Current Report on Form 8-K filed on September 24, 2009, Coherent, Inc., by and through its Special Litigation Committee, plaintiffs, and certain of Coherent’s former and current officers and directors entered into a settlement of the consolidated shareholder derivative litigation captioned In re Coherent, Inc. Shareholder Derivative Litigation, Lead Case No. C-07-0955-JF (N.D. Cal.), which settlement was subject to the final approval of the United States District Court for the Northern District of California.

On November 20, 2009, a hearing for final approval of the settlement was held in the United States District Court for the Northern District of California.  On November 24, 2009, the court entered an Order and Final Judgment, which approved the settlement and dismissed the action with prejudice (“Final Order”).  The Final Order is attached hereto as Exhibit 99.1.

ITEM 9.01.            Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Order and Final Judgment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: November 30, 2009
	By:	/s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and
General Counsel